EXHIBIT 31.1

ODYSSEY PICTURES CORPORATION
OFFICER'S CERTIFICATE PURSUANT TO SECTION 302

I, John Foster,  the Chief Executive Officer and Chief Financial Officer of Odyssey Pictures Corporation, certify that:

1.   I have reviewed this Form 10-Q of Odyssey Pictures Corporation;

2.   Based on my knowledge, this report does not contain any untrue statement of a material  fact or omit to state a  material  fact  necessary  to make the statements made, in light of the circumstances under which such statements were made,  not  misleading  with  respect  to the  period  covered by this report;

3.   Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small  business  issuer as of, and for,  the periods  presented in this report;

4.   The  small  business  issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules  13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)  Designed such disclosure controls and procedures, or caused such disclosure controls and  procedures to be designed  under our supervision, to ensure that material information relating to the small business  issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide  reasonable  assurance regarding the reliability of financial reporting and the  preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our  conclusions about the effectiveness of the disclosure controls and procedures,  as of the  end of the  period  covered  by  this  report  based  on  such evaluation; and

(d)  Disclosed  in this report any change in the small  business issuer's internal control over financial reporting  that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.   The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small  business  issuer's  board of directors  (or persons performing the equivalent functions):

(a)  All significant  deficiencies and material weaknesses in the design or operation of internal control over financial reporting  which are reasonably  likely to  adversely  affect the small  business  issuer's ability to record,  process, summarize and report financial information; and

(b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: September 4, 2009

/s/  John W. Foster

John W. Foster
Chief Executive Officer and
Chief Financial Officer